Collaborative Agreement

Among

Generex Biotechnology Corporation

And

Beijing Zhonghua Investment Fund Management Co, LTD

And

SINOTEK-ADVOCATES INTERNATIONAL INDUSTRY DEVELOPMENT (Shenzhen) Co., LTD

For

Ii-Key Peptide Vaccine

For

The 2019 Coronavirus Disease Application

Collaborative Agreement – Zhonghua / STAG / Generex

Party A, Beijing Zhonghua Investment Fund Management Co., LTD.[1], having its operation offices at 1/f, Block A, China Technology Exchange Building, 66 North Fourth Ring Road, Haidian District, Beijing, China, and **Sinotek-Advocates International Industry Development (Shenzhen) Co., Ltd.**, having its registered office at Suite 201, Building A, 1 Qianwan 1st Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen, China. Hereafter collectively referred to as **"Party A."**

甲方： 北京中骅资产管理有限公司，地址是北京市海淀区北四环中路 66 号中国技术交易大厦 A 座 1 层； **和中科智联国际产业发展（深圳）有限公司**，地址：深圳市前海深港合作区前湾一路 1 号 A 栋 201 室。在这里两家一起合称为 **"甲方"** 。

Party B: Generex Biotechnology Corporation, having its registered offices at 10102 USA Today Way Miramar, FL 33025, USA, hereafter referred to as **"Party B."**

乙方：美国金瑞司生物技术集团。地址是美国弗罗里达州米拉马尔市美国今日之路 10102 号，邮编 33025

WITNESSETH:

WHEREAS, Party A, had assembled an execution team to rapidly commercialize **Party B's** li-Key Peptide Vaccine technology for the 2019 Coronavirus Disease ("COVID-19") applications in China.

鉴于**甲方**已组建执行团队，以迅速将**乙方**的立克匹肽疫苗技术商业化，以用于中国的 2019 冠状病毒疾病。

Whereas, Party B, has the rights, certain know-how, technology, clinic data, patents, and other proprietary rights related to the Li-Key Peptide Vaccine technology.

乙方拥有与立克匹肽疫苗技术相关的专有知识、技术、临床数据、专利和其他专有权。

Whereas, after demonstration of the efficacy of **Party B's** technology in human clinic for the COVID-19 applications in China, **Party A** desires to purchase the use of technology rights to certain know-how, technology, patents, clinic data, and other proprietary rights related to the li-Key Peptide Vaccine technology for the COVID-19 applications in China.

鉴于在证明**乙方**的技术在中国 2019 冠状病毒疾病应用于人类临床中的有效性之后，**甲方**希望购买与 2019 冠状病毒疾病应用中的立克匹肽疫苗技术有关的专有知识，技术，专利，临床数据和其他专有权利的技术使用权。

[1]. Beijing Zhonghua Investment Fund Management Co., LTD. is the parent company of Technology Capital Research Institute (TCRI), TCRI is a sub-unit of the China Technology Exchange (CTE).

备注：中骅的公司与中国技术交易所共建北京技术资本研究院（筹备中）的母公司代签

Whereas, after demonstration of the efficacy of **Party B's** technology in human clinic for the COVID-19 applications in China, **Party B** desires to transfer the use of technology rights to certain know-how, technology, patents, clinic data, and other proprietary rights related to the li-Key Peptide Vaccine technology for the COVID-19 applications.
鉴于在证明乙方技术在中国 2019 冠状病毒疾病应用在人类临床中的有效性之后，乙方希望将技术使用权授权到 2019 冠状病毒疾病应用中的立克匹肽疫苗技术有关的专有知识，技术，专利，临床数据和其他专有权上。

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants herein contained, **Party A** and **Party B** hereto agree as follows:
因此，考虑到此处所包含的前提以及相互之间的协议和条款，甲方和乙方现在同意如下：

CHAPTER 1 SCOPE OF THE TECHNOLOGY COLLABORATION

第一章 技术合作的范围

1.1. Data Sharing and Training 数据共享与培训

Party B shall disclose the following technology to **Party A,** including: (1) patent technology, (2) technical know-how, and (3) clinic data, and (4) connections between the existence of its li-Key Peptide Vaccine technology for the COVID-19 applications vaccine technology. At the same time, **Party B** shall also elucidate any other related know-hows and perform technical trainings and services to the technical staff of **Party A** in order to ensure the implementation of the collaboration, followed by technology transfer start once this li-Key Peptide Vaccine technology demonstrates its efficacy to COVID-19 applications in China in human clinic trials.
乙方应向甲方披露以下技术，包括：（1）专利技术，（2）技术知识和（3）临床数据，以及（4）其立克匹肽疫苗技术与用于 2019 冠状病毒疾病相关的疫苗技术。 同时，**乙方**还应阐明其他相关专业知识，并向甲方技术人员进行技术培训和服务，以确保合作的实施。此立克匹肽疫苗技术一旦在人体临床试验中证明了其对中国 2019 冠状病毒疾病的功效，便开始进行技术转让。

1.2. Collaboration 合作

Party A will provide facilities and technical staffs to work with **Party B** under **Party B's** technical guidance. Facilities will include lab for li-Key Peptide Vaccine synthesis, analysis; *in-vivo* testing, and phase II and Phase III clinic trials.
甲方将在**乙方**的技术指导下提供与乙方合作的设施和技术人员。 设施将包括用于立克匹肽疫苗合成，分析的实验室，以及体内测试以及 II 期和 III 期临床试验。

Party B will make the li-Key Peptide Vaccine technology available for **Party A's** evaluation for the COVID-19 applications in China.
乙方将提供立克匹肽疫苗技术用于**甲方**对 2019 冠状病毒疾病的评估。

1.3. The documents in relation to the collaborative "PATENT TECHNOLOGY" in this agreement include: 与本协议中“专利技术”相关的文件包括：

1.3.1. Documents with regards to PATENT TECHNOLOGY as specified in **Exhibit 1** (Includes patent technology background, patent technology information, claims, and patent technology description).

附件 1 中有关专利技术的文档（包括专利技术背景，专利技术信息，权利要求和专利技术说明）。

1.3.2. Documents regarding to the 400 trials of human clinic data shown in **Exhibit 2**

附件 2 中有关 400 项人类临床试验数据的文件

1.3.3. Documents of any other know-how, including power point presentations, publications, sketches, drawing, computer data, etc.

其他专有技术的文档，包括 PowerPoint 演示文稿，出版物，草图，绘图，计算机数据等。

1.4. After the execution (signatures) of this Collaborative Agreement, **Party B** will hand-in all the documents related to the **Party A's** business location in China for the collaborative technology as described in the **Milestone Schedule** of this agreement in the Beijing Meeting. 在签署本合作协议后，乙方将按照协议中的里程碑时间表所述，提交与甲方在中国的工作有关的合作技术的所有文件。

Milestones: Schedule for Meeting, Technical Exchanges, providing documentations and obtain China Food and Drug Administration ("CFDA") consent. At the same time, submit an application for approval to the "China Technology Import Contract Management Regulations ("CTICMR")."

里程碑：会议安排，技术交流，提供文档和中国专家论证通过符合国内实验条件，可以在国内进行临床。同时递交报批申请书通过《中华人民共和国技术引进合同管理条例》的审批。

NO	Events	March 4, 2020 to March 10, 2020
1	Meeting in China 中国见面	√
2	Technical exchange 技术交流	√
3	Provide documents 提供文件	EXHIBIT 1, Exhibit 2, EXHIBIT 3
4	Obtain CFDA consent 专家论证通过符合国内实验条件	√
5	Submit appls. for approval to CTICMR 递交报批《中华人民共和国技术引进合同管理条例》审批的申请书	√

1.5. **Party B** shall provide technical trainings and support services related to this collaboration. The contents of the technical training and support service are listed in **Exhibit 3.**
乙方应提供与此合作有关的技术培训和支持服务。**附件 3** 中列出了技术培训和支持服务的内容。

1.6. Description of the Collaborative Tasks 协作任务的描述

– Synthetic Peptide Vaccine for the Pandemic Viruses – the 2019 Coronavirus Disease Applications 大流行病毒的合成肽疫苗 – 2019 年冠状病毒疾病的应用

Party B (Generex) has developed a vaccine platform for addressing potentially pandemic viruses, including the COVID-19. The focus of this technology is on using fragments of the target antigen (spike protein of the COVID-19) to stimulate potent T-helper cell activity. A strong T-helper response plays a major role in helping the body to protect itself through both a cellular response and the development of neutralizing antibodies to the influenza virus. The spike protein fragments are modified using a portion of an immunoregulatory protein that greatly facilitates the ability of the fragments to stimulate specific T-helper cell responses. The peptides are selected for their likelihood of being both potent and active in more than 90% of the population. The vaccine peptides can be produced entirely by synthetic means using existing facilities.

乙方（Generex）已经开发了一个疫苗平台来应对潜在的大流行病毒，包括 COVID-19。该技术的重点是使用靶抗原（COVID-19 的突突蛋白）片段来刺激有效的 T 辅助细胞活性。强大的 T 辅助反应在帮助机体通过细胞反应和开发针对流感病毒的中和抗体的过程中发挥重要作用。刺突蛋白片段使用免疫调节蛋白的一部分进行修饰，该蛋白极大地促进了片段刺激特定 T 辅助细胞反应的能力。选择肽疫苗的原因是它们在超过 90%的人群中既有力又有活性。肽疫苗可以使用现有设备完全通过合成方法生产。

Experiences with SARS, the potentially pandemic H5N1 avian and H1N1 swine influenza viruses and now the COVID-19 make it clear that better vaccine development platforms are required than are currently available. In particular, a synthetic vaccine platform would likely be the only type of technology with the flexibility, capacity and cost-effectiveness to address a potentially lethal pandemic virus. This is in contrast to egg- or cell-based vaccine manufacturing technologies, which may require six months or longer to produce commercial vaccine for a new virus (much longer in the case of the H5N1 avian influenza).

SARS，潜在的大流行 H5N1 禽流感和 H1N1 猪流感病毒以及现在的 COVID-19 的经验清楚表明，需要比目前可用的疫苗开发平台更好的平台。特别是，合成疫苗平台可能是唯一具有应对潜在致命大流行性病毒灵活，高效和低成本的技术。这与基于蛋白或细胞的疫苗生产技术形成鲜明对比，后者可能需要六个月或更长时间才能生产出针对一种新病毒的商业疫苗（对于 H5N1 禽流感，则需要更长的时间）。

While it is accepted that antibody production is the primary means of protection against influenza, there is convincing evidence that T-helper cells play an important role in helping the immune system combat infection. The difference between the relatively low vaccine doses required to protect against influenza viruses that circulate as part of the repertoire of so-called 'seasonal' strains and the high doses required for new, potentially pandemic strains is the lack of immunological 'memory' to the new strains. T helper cells are the main components of the immune system to impart this memory. There is also strong correlation between specific T cell responses to viruses and protection from serious infection. The goal for a peptide vaccine stimulating T helper cells is to provide some level of protection against the possible lethality posed by a new virus emerging as a pandemic. Combining this with peptide designed to stimulate antibody production (also from the spike protein) would result in an entirely synthetic vaccine.

尽管人们普遍认为抗体的产生是预防流感的主要手段，但令人信服的证据表明 T 辅助细胞在帮助免疫系统抵抗感染方面起着重要作用。预防作为所谓的“季节性”毒株库的一部分传播的流感病毒所需的相对较低的疫苗剂量与可能引起大流行的新型毒株所需的高剂量之间的差异是缺乏对疫苗的免疫学“记忆”新菌株。 T 辅助细胞是赋予这种记忆的免疫系统的主要成分。特定的 T 细胞对病毒的反应与免受严重感染的防护之间也存在很强的相关性。刺激 T 辅助细胞的肽疫苗的目标是提供一定水平的保护，以防止新病毒大流行引起的致命性。将其与旨在刺激抗体产生（也从尖峰蛋白产生）的肽相结合将产生完全合成的疫苗。

Generation of an immune response is normally dependent upon immune cells being able to recognize antigens presented to them in the context of Major Histocompatibility Complex (MHC) molecules. Generally this is accomplished when the pathogen is engulfed, broken down into small fragments and loaded onto MHC molecules. Ii-Key modified antigenic peptides can be loaded directly onto MHC class II molecules without prior processing for presentation to CD4+ T helper cells. An important function of the Ii protein is to accelerate the binding of epitopes of exogenously derived antigens directly to MHC class II molecules. Antigen Express scientists discovered that a portion of the Ii protein interacts with an allosteric site on MHC class II molecules. The interaction of this portion of the molecule, termed Ii-Key, with the allosteric site loosens the hold of the antigen binding trough on any resident epitope. Hybrid peptides containing the Ii-Key ligand thereby cause the discharge of any epitope resident in the MHC Class II molecule, allowing the peptide epitope linked to Ii-Key to occupy the antigen binding trough (Figure 1).

免疫应答的产生通常取决于免疫细胞能否识别在主要组织相容性复合物（MHC）分子中呈递给它们的抗原。通常，这是在病原体被吞噬，分解成小片段并装载到 MHC 分子上时完成的。 Ii-Key 修饰的抗原肽可以直接加载到 II 类 MHC 分子上，而无需事先处理即可呈递给 CD4 + T 辅助细胞。 Ii 蛋白的重要功能是促进外源性抗原的表位直接结合 II 类 MHC 分子。 Antigen Express 科学家发现 Ii 蛋白的一部分与 II 类 MHC 分子上的变构位点相互作用。分子的这一部分（称为 Ii-Key）与变构位点的相互作用使抗原结合槽在任何驻留表位上的保持力松散。因此，包含 Ii-Key 配体的杂合肽会导致 II 类 MHC 分子中任何表位的释放，从而使与 Ii-Key 连接的肽表位占据抗原结合槽（图 1）。

Figure 1


Ii-Key Hybrid
Therapeutic Epitope
Ii-Key
Antigenic epitope
Regulatory site
T Helper Stimulatory Molecule (MHC class II)
Antigen-Specific T Helper Stimulation

Clinical Results 临床结果

A peptide vaccine developed using the same technology, though using a portion of a protein expressed in breast cancer (instead of the spike protein) as well as the portion of the immunuregulatory protein indicated above (Ii-Key), is currently in late Phase II clinical trials. That compound has been shown to be safe, well-tolerated and produces the desired immunological response. Importantly, the compound was shown to have activity when administered in the absence of an immunological adjuvant (Figure 2).

尽管使用了一部分在乳腺癌中表达的蛋白（而不是峰值蛋白）以及上述指示的免疫调节蛋白(Ii-Key)，但是使用相同技术开发的肽疫苗目前处于第二阶段后期临床试验。 该化合物已被证明是安全的，耐受性良好并能产生所需的免疫反应。 重要的是，在没有免疫佐剂的情况下给药时，该化合物具有活性（图 2）。


Average DTH Responses Before and After
Vaccination by Dose Group
100
80
60
40
20
0
μg AE37: 100 500 1000 500 500
μg GM-CSF: 250 250 0 125 30

Figure 2. Delayed type hypersensitivity (DTH) responses in patients who received the Ii-Key hybrid AE37. Patients receiving 1000 micrograms of the AE37 hybrid in the absence of adjuvant still developed a strong DTH response.
图 2. 接受 Ii-Key 混合 AE37 的患者的迟发型超敏反应(DTH)反应。 在没有佐剂的情况下接受 1000 微克 AE37 杂种的患者仍会产生强烈的 DTH 反应。

Similarly, modified peptides made from the H5N1 avian influenza hemagglutinin protein were tested in a Phase I clinical trial and shown to have immunological activity in people. Two separate peptides designed to generate a T cell response to the hemagglutinin protein of the H5N1 avian influenza virus that were tested in volunteers using Alum as an adjuvant. T cells isolated from treated patients showed that they had developed a specific response (Figure 3).

同样，在第一阶段临床试验中测试了由 H5N1 禽流感血凝素蛋白制成的修饰肽，并显示出对人具有免疫活性。 被设计为对 H5N1 禽流感病毒的血凝素蛋白产生 T 细胞应答的两种独立的肽已在志愿者中使用明矾作为佐剂进行了测试。 从接受治疗的患者中分离出的 T 细胞表明他们已经产生了特异性反应（图 3）。


Specific T Cell Response
Percent Response (10 Volunteers)
Prime
Boost
MPS348
MPS357
0
20
50
80
180
Time (Days)

Figure 3. PBMC from volunteers were subjected to IFN-γ ELISPOT analysis to establish the presence of CD4+ T helper cells specific for the immunizing peptide. A response is considered positive if the number of IFN-γ secreting cells in wells re-stimulated with peptide is greater than 3 standard deviations above the number of IFN-γ secreting cells in wells that did not receive peptide re-stimulation.
图 3. 将来自志愿者的 PBMC 进行 IFN-γ ELISPOT 分析，以建立免疫肽特异的 CD4 + T 辅助细胞的存在。 如果用肽重新刺激的孔中分泌 IFN-γ 的细胞数量大于未接受肽重新刺激的孔中分泌 IFN-γ 的细胞数量的 3 个标准差，则认为该反应为阳性。

Proposed Tasks 拟定任务

The development of Ii-Key Peptide Vaccine products can be used to prevent or reduce the spread of COVID-19 disease in several patient populations, including:
Ii-Key 肽疫苗产品的开发可用于预防或减少 COVID-19 疾病在若干患者人群中的传播，包括：

1. Healthy people to prevent infection; 健康人预防感染；
2. Populations of vulnerable people (elderly, immunocompromised, and patients with concomitant illnesses); 弱势人群（老年人，免疫力低下和伴有疾病的患者）的人群；
3. **Carriers:** If the virus has a long incubation period or if people can be unaffected carriers of COVID-19 disease, Ii-Key Peptide Vaccines may have application as a "medicine-like-product" for people who have been infected to prevent or reduce further transmission, eventually cure it. **携带者：**如果病毒的潜伏期很长，或者如果人们可以成为不受影响的 COVID-19 疾病携带者，那么 Ii-Key 肽疫苗可能会被用作"药物样产品"，以防止感染者预防或减少进一步的传播，最终治愈它。

The implementation of a synthetic vaccine development platform for COVID-19 applications requires the following Tasks.
为 COVID-19 新冠病毒实施合成疫苗开发平台需要执行以下任务：

Task 1: Selection of amino acid epitope sequences for peptide vaccine (USA) (3-5 days)

任务 1：选择肽疫苗的氨基酸表位序列（美国） (3-5 天)

Generex and its partners have obtained viral sequence information and begun to conduct computer prediction of the best candidates for vaccine peptides, establish if there are regions of homology with other known Coronavirus spike protein sequences for which peptides have been previously tested.
Generex 及其合作伙伴已经获得了病毒序列信息，并开始对疫苗肽的最佳候选者进行计算机预测，确定是否与先前测试过该肽的其他已知冠状病毒刺突蛋白序列具有同源性。

Task 2: Produce different types of peptide for the COVID-19 application evaluations (USA) (1-2 weeks)
任务 2：生产用于 COVID-19 应用评估的不同类型的肽（美国） （1-2 周）
Generex will produce a series of 20 to 25 Ii-Key-Hybrid peptides - GLP-grade, lab scale production ~10 mg of each.
Generex 将生产一系列 20 到 25 种立克匹肽混合疫苗-GLP 级，实验室规模生产每种～10 mg。

Milestones: Initial peptides are produced and ready to ship to China for testing against COVID-19 infected blood for vaccine selection.
里程碑： 生产最初的多肽，并准备运往中国，以对受 COVID-19 感染的血液进行测试以选择疫苗。

Task 3: Test Peptides against COVID-19 infected bloods (China) (2-3 weeks)
任务 3：针对受 COVID-19 感染的血液测试肽（中国） （2-3 周）
Test the 20 to 25 peptides against COVID-19 infected blood in China to identify primary vaccine leads. It is expected that we will test the infected blood of an estimated 100 patients.
在中国测试针对 COVID-19 感染的血液的 20 到 25 个肽段，以鉴定主要的疫苗线索。 预计我们将测试大约 100 名患者的感染血液。

Milestone: Select top 5 Ii-key/COVID-19 Peptide Vaccines to advance to safety testing.
里程碑： 选择排名前 5 位的 Ii-key / COVID-19 肽疫苗以进行下一步的安全测试。

Task 4: Manufacture "GMP -Like" Grade Ii-Key Peptide Vaccines (5 Epitopes total) - small-scale production (USA) (1 - 2 weeks)
任务 4：在美国小规模生产“GMP-Like”立克匹肽疫苗（共 5 个表位） （1-2 周）
Manufacture "GMP -Like" Grade Peptide - small-scale production - ~10 g of each (For primary clinical evaluation - safety, immune reaction 10 g is sufficient for clinical studies. Need about 2 mg per person.)
生产“ GMP-Like”级肽-少量生产-每种约 10g（用于初步临床评估-安全性，免疫反应 10g 足以用于临床研究。每人需要约 2mg）

Task 5: Test the safety of the 5 Ii-Key/COVID-19 Peptide Vaccines in animal model (China) (1 week)
任务 5：在动物模型中测试 5 种 Ii-Key/COVID-19 肽疫苗的安全性（中国） （1 周）
This Task is required by Chinese FDA – Acute (single dose), ascending dose study of peptide administered via sub-cutaneous injection

中国 FDA 要求执行此任务 - 急性（单剂量）通过皮下注射给药的肽的递增剂量研究。

NOTE: You can only test the overt safety of the Ii-Key Peptide Vaccines in animal models. Because the Ii-Key only binds to human HLA complexes to activate human CD-4 responses, animals will not respond the same as humans to Ii-Key Peptide Vaccines. Human Ii-Key does not bind to animal MHC complexes to activate animal CD-4 responses. Therefore, transgenic animal models with human immune cells are needed for efficacy trials in animals. Because Generex has demonstrated the safety of Ii-Key peptide vaccines (AE37 – Ii-Key/HER2neu Peptide Vaccine, Ii-Key Swine Flu Peptide Vaccine) in over 450 people, the FDA allows the company to go straight to Phase I human clinical trials to evaluate safety.
注意： 您只能在动物模型中测试 Ii-Key 肽疫苗的明显安全性。 因为 Ii-Key 仅与人类 HLA 复合物结合以激活人类 CD-4 反应，所以动物对 Ii-Key 肽疫苗的反应与人类不同。人的 Ii-Key 不与动物 MHC 复合物结合以激活动物 CD-4 反应。 因此，在动物中进行功效试验需要具有人免疫细胞的转基因动物模型。 由于 Generex 已在超过 450 人中证明了 Ii-Key 肽疫苗（AE37 - Ii-Key / HER2neu 肽疫苗，Ii-Key 猪流感肽疫苗）的安全性，因此 FDA 允许该公司直接进行 I 期人类临床试验评估安全性。

Milestone: Identify top 5 safe peptide vaccines for the COVID-19.
里程碑： 确定 COVID-19 的前 5 种安全肽疫苗。

Task 6: Phase I Human Studies (China) **(2 weeks)**
任务 6：人体临床试验第一阶段（中国） **（2 周）**
Safety Testing to evaluate the safety of the 3 to 5 Ii-Key/COVID-19 Peptide Vaccines in people – Acute (single dose), ascending dose study of peptide administered via sub-cutaneous injection
安全性测试，评估人体内 3 至 5 种 Ii-Key / COVID-19 肽疫苗的安全性 - 急性（单剂量），通过皮下注射给药的递增剂量肽研究。

Test the safety of the Ii-Key Peptide Vaccines in an estimated 100 people per group: 1) In Healthy population; 2) In Elderly and Immunocompromised populations; 3) In Infected & Potentially infected populations
每组估计约有 100 人测试 Ii-Key 肽疫苗的安全性：1）在健康人群中； 2）在老年人和免疫力低下的人群中； 3）感染和潜在感染人群。

Milestone: Identify top 3 Ii-Key Peptide Vaccines that produce the strongest, yet safe, immunological response
里程碑： 确定产生最强，最安全的免疫反应的三种 Ii-Key 肽疫苗

Task 7: Manufacture large-scale peptide vaccine **(4 weeks)**
任务 7：批量制造肽疫苗 **（4 周）**
Manufacture large-scale, GMP production of a multivalent Ii-Key-COVID-19 Peptide Vaccine for Phase III human clinical trials - 1 KG each peptide.
为 III 期人类临床试验生产多价 Ii-Key-COVID-19 肽疫苗的大规模 GMP 生产-每个肽 1 KG。

Milestone: Manufacture 3 Ii-Key Peptide Vaccines and Combine them for a Multivalent Vaccine for Phase III human clinic studies and Commercial Use
里程碑：生产 3 种 Ii-Key 肽疫苗并将其组合为多价疫苗，用于 III 期人类临床研究和商业用途

Task 8: Conduct Phase III clinical studies of Multivalent Ii-Key Peptide Vaccine in Large Population in China (8 weeks)
任务 8：在中国开展多价 Ii-Key 肽疫苗的 III 期临床研究 （8 周）
Conduct Large-scale immunization study to evaluate the safety, immune activation, and efficacy of the multivalent Ii-Key-COVID-19 Peptide Vaccine (1 KG is enough for 0.5M people).
进行大规模的免疫研究，以评估多价 Ii-Key-COVID-19 肽疫苗（1 KG 足以容纳 50 万人）的安全性，免疫激活和功效。

Milestone: Meet the product requirements of the domestic Ii-Key-COVID-19 Peptide Vaccine, Obtain CFDA and CDC approval of the Ii-Key/COVID-19 Peptide Vaccines product for production and sales
里程碑：达到国内新冠病毒 Ii-Key-COVID-19 肽疫苗使用的要求，从中国国家食品药品监督管理局、中国疾病预防控制中心部门获得 Ii-Key/COVID-19 肽疫苗的生产和销售许可。

Scheduling 工作时间表

Tasks 任务	Week																					
	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22
Task 1: Select materials for vaccine	■																					
Task 2: Produce peptide		■	■																			
Milestones: Initial peptides ship to China for testing			√																			
Task 3: Test Peptides against COVID-19				■	■	■																
Milestone: Vaccine for the COVID-19 identified						√																
Task 4: Make small scale "GMP -Like" Grade Peptide							■	■														
Task 5: Test 5 peptides – pre-clinical (Animal testing)									■													
Task 6: Test 5 Peptides in Phase I Human Trials										■	■											
Milestone: Identify 3 safe Ii-Key COVID-19 peptide vaccines											√											
Task 7: Manufacture large-scale Multi-Valent (3 Epitopes) Peptide Vaccine												■	■	■								
Task 8: Phase III Clinical studies of Multi-Valent Ii-Key COVID-19 Peptide Vaccine															■	■	■	■	■	■	■	■
Milestone: Safe vaccine made, Commercial ready																						√

Manufacturing 制造

Generex will work with its collaborators in the United States on peptide design and manufacturing to benefit from our years of working together on the manufacturing of Ii-Key Peptide Vaccine products. The peptides are prepared by solid phase synthesis using standard Fluorenylmethyloxycarbonyl (FMOC) chemistry. The general process of preparation of a peptide by solid phase synthesis can be broken down into 6 elemental steps: assembly of the peptide on the resin; side chain deprotection and cleavage of the peptide from the resin; single or multiple step purification; counter anion exchange, QC testing and release. Given the increase in the use of peptides for clinical use, there are many facilities available for contract manufacturing of synthetic peptides, but to ensure quality from the start on this important and time-sensitive program, we will begin in the U.S, and once the optimal sequences are identified from the work plan above and the manufacturing process is established for GMP production, we will conduct a technology transfer to the Chinese collaborator. Manufacture time is anticipated to be less than 3 months.

Generex 将与其在美国的合作伙伴一起进行设计和制造，以我们多年来在 Ii-Key 肽疫苗产品制造领域的合作。使用标准的芴基甲氧基羰基（FMOC）化学方法通过固相合成来制备肽。通过固相合成制备肽的一般过程可分为 6 个基本步骤：将肽组装在树脂上；将肽组装到树脂上。侧链脱保护和从树脂上裂解肽；单步或多步纯化；抗衡阴离子交换，质控测试和发布。鉴于越来越多的肽用于临床用途，有许多可用于合同生产合成肽的设施，但是为了确保从这一重要且时间敏感的计划开始就保证质量，我们将在美国开始，一旦从上面的工作计划中确定最佳顺序，并为 GMP 生产确定了制造过程，我们将向中国合作伙伴进行技术转让。预计生产时间将少于 3 个月。

Collaborative Efforts 协作合同

Generex will work closely with our U.S. and Chinese collaborators to ensure proper planning, communication, technology transfer, training, and expert guidance in the development of Ii-Key/COVID-19 Peptide Vaccines. The senior management of Generex and NuGenerex Immuno-Oncology have extensive experience in global biopharmaceutical development, including experience in China.

Generex 将与我们的美国和中国合作伙伴紧密合作，以确保在开发 Ii-Key / COVID-19 肽疫苗方面进行适当的规划，沟通，技术转让，培训和专家指导。Generex 和 NuGenerex 免疫肿瘤学的高级管理层在全球生物制药开发方面拥有丰富的经验，包括在中国。

CHAPTER 2 COLLABORATIVE TERMS AND CONDITIONS

第 2 章 合作条款和条件

2.1. Terms and Conditions 条款和条件

Party A understands that Party B had spent considerable capital in developing the technology and the possible future costs of commercializing it. As a result, once the technology has demonstrated its efficacy and commercializable for COVID-19 applications, **Party A** will pay these fees after signing respective technology collaboration and technology transfer contracts accordingly. Note: The signed contract has to obtain an approval in accordance with Chinese government regulations in the area of drug and food regulations. The specific payments will including the following parts:

甲方了解到乙方已经花费了相当大的资本来开发该技术，以及使该技术商业化所需的可能支出。因此，一旦该技术被证明对 2019 冠状病毒有效并且可以商业化，双方签订合法有效的技术引进合同并按照中国政府的规定通过技术引进审批后，甲方将支付这些费用，特别是，

(1). An upfront technology transfer fee of $5 million USD;
前期技术转让费 500 万美元；

(2). 20% royalty fee;
20%的特许权使用费；

(3). Accumulated cost for development of this technology into a product in this

collaborative contract work.
此次合同合作将该技术开发为产品的累计费用。

Party A is in full agreement for all the above three claims，and will make payments to **Party B** accordingly.
甲方已完全同意上述三项主张，并将相应地支付给**乙方**。

Besides, **Party A** will setup a $1 million USD aside for the expenditures that **Party B** may encounter during the performance of the efficacy of Party **B's** Li-key peptide vaccine for the COVID-19 applications in China, especially the human clinic work.
此外，**甲方**将预留 100 万美元，用于**乙方**在为中国"2019 冠状病毒病"（尤其是人类临床工作）开展立克匹肽疫苗临床过程中可能遇到的支出。

2.2. Payment Schedule for the $1 Million Expenditure Fees
100 万美元支出费用的付款时间表

When Party B submits an invoice related to the acquisition of materials, lab equipment expenditures, lab services, clinic services, **Party A** should pay this invoice within five banking business days. **Party B** can continue to submit invoices with supported item description list until the $1 million USD fund is complete depleted. Further payments will be subject to both parties' written consent.
当**乙方**提交有关购置材料，实验室设备支出，实验室服务，临床服务的发票时，**甲方**应在五个银行工作日内支付该发票。 **乙方**可以继续提交带有支持此项目描述清单的发票，直到 100 万美元的资金用完为止。 进一步的付款必须得到双方的书面同意。

2.3. Up Front Fee and Royalty Payments
预付款和特许权使用费

Once the technology demonstrated the efficacy for the **COVID-19** applications in China as well as being a viable commercial product, both parties agree carry out a Technology Transfer for this collaborative technology: **The TERMS AND CONDITIONS for the technology transfer should include:**
一旦该技术证明了其在 2019 冠状病毒病的有效性并成为可生产的商业产品，双方都同意对该技术进行技术转让：该技术转让的条款和条件应包括：

(1). Upfront fee payment for the $5 million USD;
500 万美元的预付款；

(2). 20% royalty fee (calculated based on the costs of material, manufacturing, and marketing);
20%的特许权使用费（基于产品的材料、制造、和营销成本计算）

When calculating the true cost, specific face-to-face negotiations are required, and the following conditions can be referred to: **在计算真实成本时，需要具体当面协商，可以参考以下条件**:

(a). **Party B** is part of the discussion of final cost **乙方应是最终成本讨论的一部分**；

(b). Independent analysis about cost 关于成本的第三方分析;

(c). Option to renegotiate royalty if the cost is lower than expected based on international cost 如果费用低于基于国际成本的预期，则可以重新协商特许权使用费；

(d). Cost will include distribution, labor, marketing and IP costs 成本将包括分销、人工、营销和知识产权成本;

(e). Regardless of the subsidy provided by the government, **Party A** must be paid out true cost. 这个成本是在政府补贴之前的。

(3). Any other expenses for the development work during the efficacy demonstration period. This fee should be the total expenditure **minus** whatever fees that **Party A** had already paid to **Party B.**
合作期内用于开发工作的任何其他费用。该费用应为总支出减去甲方已付给乙方的任何费用。

CHAPTER 3 FEES AND RESPONSIBILITIES

第三章 费用和责任

3.1. **Party B** shall provide manpower assistance to **Party A** to facilitate the collaborative work signed in this agreement so that technology collaborative tasks can be completed on time. The costs and expenses of manpower assistance incurred by **Party B** in China during the collaborative work shall be paid by **Party A.** *i.e.* the expense of round trip economy-class air ticket, travel to and from airports, and reasonable room and board fees.
乙方应向甲方提供人力协助，以促进本协议中签署的协作工作，以便技术协作任务能够按时完成。**乙方**在合作过程中在中国发生的人工协助费用应由**甲方**支付，即往返经济舱机票，往返机场的费用以及合理的食宿费用。

3.2. To facilitate the implementation of the collaborative work signed in this agreement, after the agreement becomes effective, **Party A** agrees to receive a work group sent by **Party B** to train employees and communication for the demonstration of the li-key peptide vaccine efficacy. **Party A** shall bear all the related expense, including international and domestic travel, room and board.
为促进本协议中签署的协作工作的实施，在协议生效后，甲方同意接受乙方派出的工作组对员工进行培训和交流，以证明立克匹肽疫苗的有效性。 甲方承担所有相关费用，包括国际国内旅行，食宿。

3.3. **Party B** shall email or fax commercial invoices to **Party A** for the payment related to the payment fees with complete description list of its usage. **Party A** shall pay to **Party B** all the fees payable under commercial invoice by wire transfer within the dates as specified in the signed agreement.
乙方应通过电子邮件或传真方式将商业发票发送给甲方，以支付与付款相关的费用，并附上其用法的完整说明清单。 甲方应在签署的协议规定的日期内，以电汇方式向乙方支付商业发票上的所有费用。

3.4. **Limited responsibilities:** Both parties shall work together closely to avoid any problems

or disputes that may occur during the course of the collaborative work. However, if for some reason there is a default or failure for the implementation of the collaborative work, we will consider to conduct investigations to allocate where the problem comes from, and resolve issues in a friendly manner.
有限责任：双方应紧密合作，以避免在合作过程中可能出现的任何问题或争议。但是，如果由于某种原因无法进行合作，那么我们将考虑进行调查以找出问题的出处，并以友好的方式解决问题。

3.5. **Break up Fee:** In the event China finds cure prior to the completion of testing between Party A and B a breakup fee of $2,000,000 USD can be excised on Party B behalf instead of the $5,000,000 obligation. In the event it is excised the exclusivity is no more and no further obligations on **Party B.** Payment would be due 7 days after termination of contract. Likewise, if **Party B** discontinues to perform their tasks in the contract halfway, **Party B** shall refund all the fees that **Party A** had already paid to **Party B.**

解约：如果中国在甲方和乙方之间完成测试之前找到治愈方法，则可以代乙方收取 2, 000, 000 美元的解约费，而不是 5, 000, 000 美元。如果被解除，则排他性不再存在，并且对乙方没有任何进一步的义务。应在合同终止后 7 天付款。

如果乙方中途停止，则乙方退还甲方已经付给乙方的所有费用。

CHAPTER 4 TECHNOLOGY IMPROVEMENTS

第 4 章 技术改进

4.1. The improvements related to the collaborative work shall be owned by the Party which makes the improvement and development of the technology, the other party can use it at free of charge. **Party B** cannot license its related improvements to a third party without a written consent from the **Party A.**
与合作工作相关的改进应归进行技术改进和开发的一方所有，另一方可以免费使用。乙方未经甲方书面同意，不得将其相关改进许可给第三方。

4.2. Any improvements obtained during course of collaborative work of the licensed technology shall belong to both parties since **Party A's** staff is under the supervision of **Party B's** technical staff
由于甲方员工在乙方技术人员的指导下，在许可技术的合作过程中获得的任何改进均应归双方所有

CHAPTER 5 GUARANTEES

第五章 保证

5.1. **Party B** guarantees that (1) **Party B** legally owns and has the rights to use in collaboration

with **Party A** (including the PATENT TECHNOLOGY, KNOW-HOW, AND TRADE SECRETS) under this agreement, (2) **Party A** and its subsidiaries when using this technology to perform business or services will not infringe any organization's or person's patent rights, trademarks rights, copyrights or trade secret rights or other rights; (3) **Party B** obeys to both US and Chinese laws and has the right to practice this "patent technology" in the People's Republic of China, and both the US government and the Chinese government will not interfere with this collaborative activity; and (4) **Party B** is following the US regulations, thus **Party B** guarantees that it will not violated any laws or regulations in performing this collaborative work.
乙方保证（1）乙方依本协议合法拥有并有权与甲方（包括专利技术，专有技术和商业秘密）合作使用，（2）甲方及其子公司在使用时，此项用于开展业务或服务的技术不会侵犯任何组织或个人的专利权，商标权，版权或商业秘密权或其他权利；（3）乙方同时遵守美国和中国的法律，并有权在中华人民共和国实践这种"专利技术"，美国政府和中国政府都不会干涉这种合作活动；（4）乙方遵守美国的法规，因此，乙方保证在进行此项合作时不会违反任何法律或法规。

5.2. **Party B** guarantees that the patents covered in this agreement shall be lawful and valid.
乙方保证本协议所涵盖的专利是合法有效的。

CHAPTER 6. EFFECTIVENESS AND TERMINATION

第 6 章 效力和终止

6.1. This Agreement is signed by the representatives of both parties, and shall become effective on the date of execution or signature of this Agreement.

本协议由双方代表签署，并自本协议执行或签署之日起生效。

6.2. Termination for Breach. Either party shall have the right to terminate this Agreement at any time for any of the following reasons: (i) a material breach of this Agreement by the other party, or (ii) failure of the other party to pay any amounts due over 30 days hereunder, or (iii) failure to perform the assigned tasks in this agreement; provided, that the terminating party shall have first given ten (10) days prior written notice to the other party describing such reason and stating the terminating party's intention to terminate this Agreement if such reason remains uncured, and the other party thereafter fails to cure such reason within such ten (10) day period.
违反终止。 出于以下任何原因，任何一方均有权随时终止本协议：（i）另一方严重违反本协议，或（ii）另一方未支付超过 30 的应付款 或（iii）无法执行本协议中指定的任务； 前提是，终止方应首先提前十（10）天向另一方发出书面通知，说明该原因，并说明如果该原因仍未确定，则终止方打算终止本协议，而此后另一方无法解决 十（10）天之内的原因。

6.3. Continuing Obligations. Termination of this Agreement for any reason shall not be construed to release any party from any obligation that matured prior to the effective date of such termination. No termination hereunder shall constitute a waiver of any rights or causes of action that either party may have for any acts or omissions or breach hereunder by the other party prior to the termination date.
持续义务。 出于任何原因终止本协议均不得解释为解除任何一方在终止生效日期之前已到期的任何义务。 本协议的任何终止均不得放弃任何一方在终止日期之前因另一方根据本协议进行的任何作为或不作为或违反行为所享有的任何权利或诉讼因由。

CHAPTER 7 CONFIDENTIALITY

第 7 章 机密性

7.1. **Party A** and **Party B** both agree that any financial, legal, business or technical information disclosed to it by **Party A** and **Party B** in connection with this Agreement, (including but not limited to Trade Secrets), except those had already legally publicized information, whether disclosed verbally, in writing, or otherwise, shall be considered the confidential and proprietary information ("Confidential Information") of both parties and shall be treated as the confidential information in accordance with this ARTICLE.
甲方和乙方均同意，甲方和乙方针对本协议向其披露的任何财务，法律，商业或技术信息（包括但不限于商业秘密），除非已经合法公开了这些信息， 无论是通过口头，书面还是其他方式进行的口头披露，均应视为双方的机密和专有信息（"机密信息"），并应根据本条视为机密信息.

7.2. Both parties shall hold the Confidential Information in strictest confidence, shall use such Confidential Information solely in connection with its obligations hereunder, and shall not take any action in derogation of such confidentiality. Both parties shall take all reasonable steps to ensure that the Confidential Information of Licensor is not used by or made available or furnished or disclosed to any person (other than such party's employees who need to know such Confidential Information for conducting of their ordinary responsibilities on behalf of such party), including, but not limited to, taking at least the steps it takes to protect information, data or other tangible and intangible property of its own that it regards as proprietary or confidential. Both parties shall instruct its employees and agents having access to Confidential Information of collaboration regarding the terms and limitations contained in this ARTICLE.
双方均应严格保密机密信息，应仅将此类机密信息用于其在本协议下的义务，并且不得采取任何行动减损该机密性。 双方均应采取一切合理步骤，以确保许可人的机密信息不被使用或不公开或提供或披露给任何人(除非该方的雇员需要知道此类机密信息以代表其履行其日常职责）。 包括但不限于采取其所采取的步骤来保护其视为专有或机密的信息，数据或其他自身有形和无形财产。 双方均应指示其员工和代理商获得有关本条中包含的条款和限制的合作机密信息.

7.3. The obligations of confidentiality stated in Section 7.2 shall not be applicable to the extent:
第 7.2 节所述的保密义务不适用于以下情况：

- such information is general public knowledge or, after disclosure hereunder, becomes general or public knowledge through no fault of any one;
此类信息是公知常识，或者在本协议披露之后，不会因任何人的过错而成为常识或公知常识；

- such information can be shown by **Party A** by its written records to have been in its possession prior to receipt whereof hereunder; or
甲方在收到本协议书之前，可以通过其书面记录证明其拥有该信息； 或

- the disclosure of such information is required or desirable to comply with or fulfill court orders, subpoenas, governmental requirements, submissions to governmental bodies, or the securing of regulatory approvals, provided, however, that **Party A** first shall have given notice to **Party B** in order to permit **Party B** to try to obtain a protective order requiring that the information and/or documents so disclosed be kept confidential and used only for the purposes for which the order was issued.
遵守或履行法院命令，传票，政府要求，向政府机构提交的文件或获得监管机构的批准是要求或希望此类信息的披露，但前提是，甲方首先应在以下情况下通知乙方： 允许乙方尝试获得保护性命令，要求对如此披露的信息和/或文件进行保密，并且仅用于发布命令的目的。

CHAPTER 8 Force Majeure

第八章 可抗力

8.1. When the force majeure events happen, the Party affected by force majeure events shall notify the other Party of the same by telex or telegraph as soon as possible, and shall supply to the other Party effective evidential documents by air registered mail within 14 days since the force majeure events.
当不可抗力事件发生时，受不可抗力事件影响的一方应尽快以电传或电报的方式通知另一方，并在不可抗力事件发生后的 14 天内，应通过航空挂号邮件向另一方提供有效的证据文件。

8.2. If the force majeure events continue for more than 120 days, both parties shall then discuss the execution of the signed agreement.
如果不可抗力事件持续超过 120 天，双方随后应讨论签署协议的执行情况。

8.3. Except as expressly provided otherwise herein, any delays in or failures of performance by either party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to: acts of God, new regulations or laws of any government;

strikes or other concerted acts of workers; fire, floods, explosions; riots; wars; rebellion; and, sabotage, and any time for performances hereunder shall be extended by the time of delay reasonably occasioned by such occurrence. The foregoing provisions shall not excuse any delays in or failures of **Party A** to make any payments due under this Agreement.
除非本协议中另有明确规定，否则任何一方在本协议项下的任何延误或未履行均不应视为违反本协议，如果在一定程度上是由受影响方的合理控制范围之外的事件引起的，包括但不限于 ：上帝的作为，任何政府的新法规或法律； 罢工或其他工人的共同行为： 火灾，洪水，爆炸； 暴动，战争，叛乱，和蓄意破坏行为以及在此情况下的任何时间，均应因这种情况延误的时间属于合理的。 前述规定不得以甲方迟延或未根据本协议支付任何款项为借口。

CHAPTER 9 GOVERNING LAW

第九章 适用法律

9.1. The signatures of this collaborative agreement, its validity, interpretation and implementation of, and the settlement of disputes in respect of, this Agreement shall be governed by the laws of Hong Kong which are published and publicly available, but in the event that there is no published and publicly available law in Hong Kong governing a particular matter relating to this Agreement, reference shall be made to general international commercial practices.
本合作协议的签署，其效力，解释和执行以及与本协议有关的争端的解决应受中国法律的约束，并已公开发布，但是，如果中国没有关于与本协议相关的特定问题的公开法律，则应参考一般的国际商业惯例。

9.2. The collaborative work signed in this agreement will be protected by the laws of the Hong Kong Law.
本协议中签署的合作文件将受到中华人民共和国法律的保护。

CHAPTER 10 FOREIGN CORRUPT ACT

第十章 国外腐败法案

In conformity with the United States Foreign Corrupt Practices Act, **Party A** and its employees and agents shall not directly or indirectly make or offer payment or a promise to pay, or authorize payment, or offer a gift, promise to give, or authorize the giving of anything of value for the purpose of influencing an act or decision of an official of any government within the Territory or the United States government (including a decision not to act) or inducing such a person to use his influence to affect any such governmental act or decision in order to assist Licensor in obtaining, retaining business with, or directing business to, any person.
根据美国《反海外腐败法》，甲方及其雇员和代理人不得直接或间接进行或提供付款或承诺付款，授权付款，提供礼物，承诺提供或授权付款 为影响领土或美国政府内任何政府官员的作为或决定（包括不采取行动的决定）或诱使该人利用其影响力来影响任何此类政府行为的任何有价物品，为了帮助许可方获得，保留业务或将业务指导给任何人的决定或决定。

CHAPTER 11 DISPUTE RESOLUTION

第十一章 争议解决

If a dispute arises in connection with the validity, interpretation or implementation of this Agreement, the parties shall attempt in the first instance to resolve such dispute through friendly consultations. If the parties fail to reach an agreement after consultation, such dispute shall be submitted to the International Arbitration Committee for arbitration actions. The decisions made by the Arbitration Committee shall be the final, and shall be effective and have restrictions to both parties with fairness. The place of Arbitration shall be in Hong Kong, China.
如果因本协议的有效性，解释或执行引起争议，各方应首先尝试通过友好协商解决该争议。如果当事各方在协商后未能达成协议，则该争端应提交国际仲裁委员会进行仲裁。仲裁委员会的决定为最终决定，应是有效的，并且公平地限制双方。 仲裁地点应在中国香港。

CHAPTER 12 MISCELLANEOUS

第十二章 其他

12.1. Any and all amendments to the clauses in this agreement shall be agreed upon and signed in written documents by both Parties, which shall be considered as integral parts of this agreement and have the same legal effect as this agreement.
双方均应同意并以书面文件形式对本协议中的条款进行任何和所有修改，这些修改应被视为本协议的组成部分，并具有与本协议相同的法律效力。

12.2. After expiration of this agreement, if there is still unpaid debt by either party, these debts are still effective and are continued obligations to be paid by either party who owes debts to.
本协议期满后，如果任何一方仍存在未偿债务，则这些债务仍然有效，并且是应欠债务的任何一方继续支付的义务。

12.3. The text of this agreement and its exhibits are all integral parts of this agreement and have the same legal force and effect.
本协议的文本及其附件均为本协议的组成部分，并具有相同的法律效力。

12.4. This agreement is written in English and Chinese version. Each party shall hold two copies of the signed originals. The communications between both Parties shall be conducted in English. Formal notices shall be in written in duplicate, sent by registered air mail. If the Chinese version and English version of the agreement, or any correspondences or notices are found inconsistent, the English version shall prevail.
本协议以英文和中文写成。 各方应持有两份已签名的原件。 双方之间的交流应以英语进行。 正式通知应一式两份，以挂号空邮发送。 如果协议的中文版本和英文版本或任何通信或通知不一致，则以英文版本为准。

CHAPTER 13 EXHIBITS

第十三章 附件

13.1. This Contract includes the following exhibits:

本合同包括以下附件：

01. PATENT TECHNOLOGY as specified in **Exhibit 1**
附件 1 中指定的专利技术

02. Documents regarding to the 400 trials of human clinic data shown in **Exhibit 2**
附件 2 中显示的 400 项人类临床试验数据的文件

300 cancer

100 SWANE

Any other know-how, including power point presentations, publications, sketches, drawing, computer data, etc.
其他任何专有技术，包括演示文稿，出版物，草图，绘图，计算机数据等。

03. The contents of the technical training and support service are listed in **Exhibit 3.**
附件 3 中列出了技术培训和支持服务的内容。

CHAPTER 14 SIGNATURES

第十四章 签名

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed as of the date first written above by their duly authorized representatives.

特此证明。下列签署人已正式授权签署本协议。

Party A: Beijing Zhonghua Investment Fund Management Co, LTD.

SINOTEK-ADVOCATES INTERNATIONAL INDUSTRY DEVELOPMENT (Shenzhen) Co., LTD

By: 徐钊京 18518199936

Name: Xu Zhaojing

Title: Chairman of the Board/President

Date: 2/28/2020

北京中華资产管理有限公司 合同专用章

Party B: Generex Biotechnology Corporation

By: DocuSigned by: Joseph Moscato 136414605672456

Name: Joe Moscato

Title: Chairman of the Board/President

Date: 2/27/2020

THIS IS A DRAFT SIGNING. FINAL SIGNING DONE IN CHINA.

徐钊京

EXHIBIT 1

List of technical documentation of the PATENT TECHNOLOGY

这是我们认为适合此工作范围的部分相关专利列表。

No	Patent Description	Patent No.	Award Date	Country
1	Ii-Key/Her-2/NEU Hybrid Cancer Vaccine	12/002,083 7,935,350	5/3/2011	USA
2	Human Papillomaavirus Ii-Key Hybrids and Methods of Use	12/63,656 8,748,130	6/10/2014	USA
3	Ii-Key/Her-2/NEU Hybrid Cancer Vaccine	12/635,656 8,889,143	11/18/2014	USA
4	Ii-Key/Antigenic Epitope Hybrid Peptide Vaccine	12/843,466 8,815,249	8/26/2014	USA
5	Ii-Key/Antigenic Epitope Hybrid Peptide Vaccine	11/033039 9,289,487	3/16/2016	USA

The epitope sequence(s) with Ii-Key utilized to create the hybrid peptide vaccine against the COVID-19 is the sole property of Generex Biotechnology Corporation and its subsidiary NuGenerex Immuno-Oncology, Inc.; as delineated in this Collaboration Agreement and subsequent agreements thereafter, certain and specific licensing rights shall be given to the Party or Parties for the use in the People's Republic of China and including the Special Administrative Regions (SARs).

Generex 生物技术公司及其子公司 NuGenerex Immuno-Oncology，Inc.拥有拥有 Ii-Key 的抗原决定簇序列来创建抵御 COVID-19 的混合肽疫苗； 如本合作协议及其后的后续协议中所述，应向当事方或某些当事方授予某些特定的许可权，以供在中华人民共和国（包括特别行政区）使用。

DS

EXHIBIT 2

This is a partial list of information related to the Clinical Trials:
这是与临床试验有关的部分信息列表：

1. See Attached Investigational Product, S-OIV Influenza A H1N1 Peptide Vaccine, Version Date, October 9, 2009.
2. Mittendorf E.A., Ardavanis A., Symanowski J., Murray J.L., Shumway N.M., Litton J.K., Hale D.F., Perez S.A., Ponniah S., Baxevanis C.N., von Hofe E., Papamichail M., Peoples G.E. Primary analysis of a prospective, randomized, single-blinded Phase II trial evaluating the HER2 peptide AE37 vaccine in breast cancer patients to prevent recurrence. Ann. Oncol., 27:1241-8, 2016.
3. Perez S.A., Kallinteris N.L., Bisias S., Tzonis P.K., Georgakopoulou K., Varla-Leftherioti M., Papamichail M., Thanos A., von Hofe E., Baxevanis C.N. Results from a phase I clinical study of the novel Ii-Key/HER-2/neu(776-790) hybrid peptide vaccine in patients with prostate cancer. Clin. Cancer Res. 16:3495-506, 2010.
4. Perez S.A., Anastasopoulou E.A., Tzonis P., Gouttefangeas C., Kalbacher H., Papamichail M. and Baxevanis C.N. AE37 peptide vaccination in prostate cancer: a 4-year immunological assessment on a phase I trial. Cancer Immunol Immunother 62:1599–1608, 2013.

EXHIBIT 3

The contents of the technical training and support service are listed below.

下面列出了技术培训和支持服务的内容。

- To Be Determined Later.待定

Many of the technical aspects necessary for identification of vaccine peptides are standard, advice and training will be provided as necessary.

鉴定肽疫苗所必需的许多技术方面是标准的，将在必要时提供建议和培训。